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                                                                 Exhibit 12 (b)


                          DORAL FINANCIAL CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


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                                                                       NINE MONTH
                                                                      PERIOD ENDED
                                                                      SEPTEMBER 30,
                                                                          2003
                                                                      -------------

INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                          $275,556
  Plus:
     Fixed Charges (excluding capitalized interest)                      206,151
                                                                        --------

TOTAL EARNINGS                                                          $481,707
                                                                        ========

FIXED CHARGES:
     Interest expensed and capitalized                                  $203,349
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                   1,101
     An estimate of the interest component within rental expense           1,701
                                                                        --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                           206,151
                                                                        --------

Preferred dividends                                                       12,763
Ratio of pre tax income to net income                                      1.216
                                                                        --------

PREFERRED DIVIDEND FACTOR                                                 15,517
                                                                        --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                       $221,668
                                                                        ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS            2.17
                                                                        ========


EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                          $275,556
  Plus:
     Fixed Charges (excluding capitalized interest)                      149,676
                                                                        --------

TOTAL EARNINGS                                                          $425,232
                                                                        ========

FIXED CHARGES:
     Interest expensed and capitalized                                  $146,874
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                   1,101
     An estimate of the interest component within rental expense           1,701
                                                                        --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                           149,676
                                                                        --------

Preferred dividends                                                       12,763
Ratio of pre tax income to net income                                      1.216
                                                                        --------

PREFERRED DIVIDEND FACTOR                                                 15,517
                                                                        --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                       $165,193
                                                                        ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS            2.57
                                                                        ========
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